Exhibit 99.(a)(16)

STEWARD FUNDS, INC.

CERTIFICATE OF CORRECTION

STEWARD FUNDS, INC., a Maryland corporation (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (which is hereinafter referred to as “SDAT”) that:

FIRST: The title of the document being corrected by this Certificate of Correction is the Articles Supplementary of the Corporation that was filed with and accepted for record by SDAT on December 8, 2017, at 3:57 P.M. (the “Articles Supplementary”).

SECOND: The name of the sole party to the Articles Supplementary is Steward Funds, Inc.

THIRD: The Articles Supplementary were filed for record with SDAT on December 8, 2017, at 3:57 P.M.

FOURTH: As previously filed, Article FIRST through FOURTH of the Articles Supplementary read:

“FIRST: The Board of Directors of the Corporation, pursuant to unanimous consent adopted November 17, 2016 adopted resolutions to: (a) eliminate two series, including their classes, that have no shares of either class outstanding by reallocating to other series and classes all shares of those series, including their classes; (b) add one new series with two classes of shares; and (c) reallocate the Corporation’s total authorized but unissued Common Shares so as to decrease the authorized Common Shares allocated to certain series and classes and to increase authorized Common Shares allocated to other series and classes, including to the new series and its classes, as indicated below, such changes to be effective November 17, 2016. The two series, including their classes, which are being eliminated pursuant to (a), above, are as follows:

Steward Multi-Manager Equity Fund -- Individual Class and Institutional Class

Steward Short-Term Select Bond Fund -- Individual Class and Institutional Class

The new series being added pursuant to (b), above, including its classes, is:

Steward Small-Mid Cap Enhanced Index Fund – Individual Class and Institutional Class

SECOND: Pursuant to the Corporation’s Articles of Incorporation dated May 11, 1992, as amended and supplemented to date, as of immediately prior to such elimination of two series and their classes, addition of one new series with two classes, and reallocation of authorized but unissued Common Shares among the series and classes, the total number of Common Shares of all series and classes that the Corporation was authorized to issue was two hundred million (200,000,000) Common Shares, par value of one tenth of one cent ($0.001) per share and having an aggregate par value of two hundred thousand dollars ($200,000), classified as follows:

Name of Series	Number of Shares; Class Allocation
	Individual Class	Institutional Class
Steward Global Equity Income Fund	7,500,000	37,500,000
Steward Select Bond Fund	7,500,000	37,500,000
Steward International Enhanced Index Fund	7,500,000	37,500,000
Steward Large Cap Enhanced Index Fund	7,500,000	37,500,000
Steward Multi-Manager Equity Fund	45,000	19,000,000
Steward Short-Term Select Bond Fund	5,000	950,000

THIRD: As of immediately subsequent to such elimination of two series, addition of one series and with two classes, and reallocation of authorized but unissued Common Shares among the series and classes, November 17, 2016, the total number of Common Shares of all series and classes that the Corporation is authorized to issue is two hundred million (200,000,000) shares of Common Shares, par value of one tenth of one cent ($0.001) per share and having an aggregate par value of two hundred thousand dollars ($200,000), classified as follows:

Name of Series	Number of Shares; Class Allocation
	Individual Class	Institutional Class
Steward Global Equity Income Fund	5,500,000	39,362,500
Steward Select Bond Fund	4,016,700	39,362,500
Steward International Enhanced Index Fund	4,016,700	39,362,500
Steward Large Cap Enhanced Index Fund	4,016,700	39,362,500
Steward Small-Mid Cap Enhanced Index Fund	12,499,900	12,500,000

FOURTH: The decrease of authorized but unissued shares of certain classes of the Corporation and the increase of authorized but unissued shares of other classes pursuant to these Articles Supplementary, as well as the reclassification of authorized but unissued shares to a new series, has been ordered by the Board of Directors under the authority contained in the charter of the Corporation and in accordance with Sections 2-105(c) and 2.208.1 of the Maryland General Corporation Law. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.”

FIFTH: Article FIRST through FOURTH of the Articles Supplementary are hereby corrected to read as follows:

“FIRST: The Board of Directors of the Corporation, at a meeting duly convened and held on September 8, 2017, adopted a resolution to:

a)	increase the total authorized Common Shares of the Corporation;

b)	reallocate the Corporation’s total authorized but unissued Common Shares so as to decrease the authorized Common Shares allocated to certain series and classes and to increase authorized Common Shares allocated to other series and classes, including to the new series and its classes, as indicated below, such changes to be effective September 15, 2017;

c)	change the name of the Individual Share Class to Class A;

d)	add two additional classes to each of the Corporation’s five existing series and authorize Common Shares allocated to these series and classes; and

e)	add one new series to the Corporation, with four share classes, and authorize Common Shares allocated to these series and classes.

The share classes to be changed in each of the Corporation’s five existing series pursuant to (c) above are:

Steward Global Equity Income Fund – Individual Class becomes Class A

Steward International Enhanced Index Fund – Individual Class becomes Class A

Steward Large Cap Enhanced Index Fund – Individual Class becomes Class A

Steward Select Bond Fund – Individual Class becomes Class A

Steward Small-Mid Cap Enhanced Index Fund – Individual Class becomes Class A

The share classes to be added to each of the Corporation’s five existing series pursuant to (d) above are:

Steward Global Equity Income Fund – Class C and Class K

Steward International Enhanced Index Fund – Class C and Class K

Steward Large Cap Enhanced Index Fund – Class C and Class K

Steward Select Bond Fund – Class C and Class K

Steward Small-Mid Cap Enhanced Index Fund – Class C and Class K

The series, including its classes, which is being added pursuant to (e), above, is:

Steward Covered Call Income Fund – Class A, Class C, Class K and Institutional Class

SECOND: Pursuant to the Corporation’s Articles of Incorporation dated May 11, 1992, as amended and supplemented to date, as of immediately prior to the actions described in FIRST (a) through (e) above, the total number of Common Shares of all series and classes that the Corporation was authorized to issue was two hundred million (200,000,000) Common Shares, par value of one tenth of one cent ($0.001) per share and having an aggregate par value of two hundred thousand dollars ($200,000), classified as follows:

Name of Series	Number of Shares; Class Allocation
	Individual Class	Institutional Class
Steward Global Equity Income Fund	5,500,000	39,362,500
Steward International Enhanced Index Fund	4,016,700	39,362,500
Steward Large Cap Enhanced Index Fund	4,016,700	39,362,500
Steward Select Bond Fund	4,016,700	39,362,500
Steward Small-Mid Cap Enhanced Index Fund	12,499,900	12,500,000

THIRD: As of immediately subsequent to the actions described in FIRST (a) through (e) above, effective September 15, 2017, the total number of Common Shares of all series and classes that the Corporation is authorized to issue is four hundred million (400,000,000) shares of Common Shares, par value of one tenth of one cent ($0.001) per share and having an aggregate par value of four hundred thousand dollars ($400,000), classified as follows:

	Number of Shares; Class Allocation
Name of Series	Class A	Class C	Class K	Institutional Class
Steward Covered Call Income Fund	16,000,000	15,000,000	16,000,000	20,000,000
Steward Global Equity Income Fund	16,000,000	15,000,000	16,000,000	20,000,000
Steward International Enhanced Index Fund	16,000,000	15,000,000	16,000,000	20,000,000
Steward Large Cap Enhanced Index Fund	16,000,000	15,000,000	16,000,000	20,000,000
Steward Select Bond Fund	16,000,000	13,000,000	16,000,000	20,000,000
Steward Small-Mid Cap Enhanced Index Fund	16,000,000	15,000,000	16,000,000	20,000,000

FOURTH: The decrease of authorized but unissued shares of certain classes of the Corporation and the increase of authorized but unissued shares of other classes pursuant to these Articles Supplementary, as well as the reclassification of authorized but unissued shares to two new series, has been ordered by the Board of Directors under the authority contained in the charter of the Corporation and in accordance with Sections 2-105(c) and 2.208.1 of the Maryland General Corporation Law. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.”

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IN WITNESS WHEREOF, Steward Funds, Inc. has caused this Certificate of Correction to be signed and acknowledged in its name and on its behalf by its President and attested to by its Secretary on this 3rd day of March, 2020; and its President acknowledges that this Certificate of Correction is the act Steward Funds, Inc., and he further acknowledges that, as to all matters or facts set forth herein that are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information, and belief, and that this statement is made under the penalties for perjury.

ATTEST:	STEWARD FUNDS, INC.

/s/ Patricia Mims	By:	/s/ Michael L. Kern, III (SEAL)
Patricia Mims, Secretary	Michael L. Kern, III, CFA, President

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